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                                                                    EXHIBIT 3.14


                               ARTICLES OF MERGER
                                       OF
                       HUNTSMAN BULK PACKAGING CORPORATION
                                      INTO
                               PLIANT CORPORATION

                            EFFECTIVE JANUARY 1, 2001

                  In accordance with Section 16-10a-1104 of the Utah Revised Business Corporation Act (the "URBCA"), Pliant Corporation, a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

                  The Plan of Merger, dated November 15, 2000 (the "Plan of Merger"), with respect to the merger of Huntsman Bulk Packaging Corporation, a Utah corporation ("Bulk Packaging"), into the Corporation is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                        No Shareholder Approval Required

                  Pursuant to Section 16-10a-1104(3) of the URBCA, no shareholder of either the Corporation or Bulk Packaging is required to approve the Plan of Merger.

                                  ARTICLE THREE

                                 Share Ownership

                  The merger of Bulk Packaging into the Corporation (the "Merger") is being effected pursuant to Section 16-10a-1104 of the URBCA. Immediately prior to the Merger, the Corporation owned all of the outstanding shares of each class of stock of Bulk Packaging.

                                  ARTICLE FOUR

                                 Effective Date

                  The effective date of the Merger is January 1, 2001, and the effective date complies with Section 16-10a-1104(5) of the URBCA.
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                  IN WITNESS WHEREOF, the Corporation hereby certifies to the truth of the facts stated herein and executes these Articles of Merger as of December 1, 2000.

                                       Pliant Corporation, a Utah corporation


                                       By  /s/ Ronald G. Moffitt
                                           ------------------------------------
                                            Its Executive Vice President,
                                            Secretary and General Counsel




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                                 MAILING ADDRESS

                  If, upon completion of the filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to the Corporation by mail, the address to which the copy should be mailed is:

                               Pliant Corporation
                            c/o Nathan W. Jones, Esq.
                                 Stoel Rives LLP
                        201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84108





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                                    Exhibit A

                                 PLAN OF MERGER

     (MERGER OF HUNTSMAN BULK PACKAGING CORPORATION INTO PLIANT CORPORATION)

                                NOVEMBER 15, 2000

                  The Board of Directors of Pliant Corporation, a Utah corporation (the "Corporation") has determined that its wholly-owned subsidiary, Huntsman Bulk Packaging Corporation, a Utah corporation ("Bulk Packaging," and together with the corporation, the "Constituent Corporations"), should be merged with and into the Corporation (the "Merger") in accordance with the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the Internal Revenue Code of 1986, as amended (the "Code").

                                    I. Merger

                  1.1 Names and States of Incorporation. The name and state of incorporation of each of the Constituent Corporations is as follows:

                           (a)      Pliant Corporation, a Utah corporation, and

                           (b) Huntsman Bulk Packaging Corporation, a Utah corporation.

                  1.2 Effective Time. In accordance with the URBCA, the Merger shall be effective on January 1, 2001 as specified in the Articles of Merger (the "Effective Time").

                  1.3 Merger. At the Effective Time, the following shall occur:

                           (a) Bulk Packaging shall be merged with and into the Corporation, and the separate existence of Bulk Packaging shall cease.

                           (b) The Corporation shall be the surviving corporation and shall continue its corporate existence in accordance with the laws of the State of Utah and under the name "Pliant Corporation."

                           (c) The Merger shall have the effects set forth in Section 16-10a-1106 of the URBCA.

                           (d) All of the assets and liabilities of Bulk Packaging (collectively, the "Assets and Liabilities") shall become assets and liabilities of the Corporation.

                  1.4 Articles of Incorporation. The Articles of Incorporation of the Corporation shall continue to be the Articles of Incorporation of the Corporation after the Effective Time, until amended or repealed in accordance with the URBCA.
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                  1.5      Bylaws. The Bylaws of the Corporation shall continue
to be the Bylaws of the Corporation after the Effective Time, until amended or repealed in the manner provided by such Bylaws and the URBCA.

                  1.6 Directors. The directors of the Corporation immediately prior to the Effective Time shall continue to serve as the directors of the Corporation for the term specified in the Bylaws of the Corporation.

                  1.7 Officers. The officers of the Corporation immediately prior to the Effective Time shall continue to be officers of the Corporation until otherwise provided in accordance with the Bylaws of the Corporation.

                   II. Shares of the Constituent Corporations

                  2.1 Bulk Packaging Stock. As of the date of this Agreement, (a) Bulk Packaging has an authorized capital structure consisting of 1,000,000 shares of Common Stock, and (b) 1,000 shares of the Common Stock of Bulk Packaging are issued and outstanding.

                  2.2      Corporation Stock. As of the date of this Agreement,
(a) the Corporation has an authorized capital structure consisting of 10,000,000 shares of Common Stock, with no par value, and 200,000 shares of Preferred Common Stock, with no par value; and (b) 574,006 shares of Corporation Common Stock and 100,000 shares of Series A Preferred Common Stock are issued and outstanding.

                  2.3 Conversion of Outstanding Shares. As of the Effective Time, by virtue of the Merger and without any further action, the following shall occur:

                           (a) The issued and outstanding shares of the capital stock of the Corporation shall not be affected by the Merger and each such issued and outstanding share of the capital stock of the Corporation shall continue to be one (1) share of fully paid and nonassessable stock of the same class.

                           (b) Each issued and outstanding share of the Common Stock of Bulk Packaging shall be canceled (and, because Bulk Packaging is a wholly-owned subsidiary of the Corporation, no consideration shall be paid by the Corporation to itself for the cancellation of the Common Stock of Bulk Packaging).

                  2.4 Certificates. As soon after the Effective Time as practicable, each certificate nominally representing shares of the Common Stock of Bulk Packaging shall be marked canceled in accordance with Section 2.3 above.

                  2.5 Options, Warrants or Other Rights. At the Effective Time, any options, warrants or other rights to purchase shares of Bulk Packaging, without any further action, shall be terminated.
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                             III. General Provisions

                  3.1 Approval. This Agreement has been approved by the Board of Directors of the Corporation as required by the URBCA.

                  3.2 Accounting Records. As of the Effective Time, the Assets and Liabilities shall be recorded in the accounting records of the Corporation at the amounts at which they shall be carried at that time in the accounting records of Bulk Packaging, subject to such changes, adjustments or eliminations as may be made in accordance with generally accepted accounting principles.

                  3.3 Issuance of Shares. Between the date of this Agreement and the Effective Time, Bulk Packaging shall not issue or cause to be issued any additional shares of stock.

                  3.4 Tax Matters. Bulk Packaging and the Corporation intend that the transaction contemplated by this Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code. Therefore, all of the terms and provisions of this Agreement shall be interpreted so that such terms and provisions are in accordance with Section 368(a)(1)(A) of the Code.

                  3.5 Additional Actions. The officers of the Constituent Corporations shall execute all such other documents and shall take all such other actions as may be necessary or advisable to make this Agreement and the Merger effective.